[THE INTERPUBLIC GROUP OF COMPANIES, INC. LOGO -- OMITTED]

THE INTERPUBLIC GROUP OF COMPANIES, INC.
WORLDWIDE ADVERTISING AND MARKETING COMMUNICATIONS
1271 Avenue of the Americas, New York, N.Y. 10020


FOR IMMEDIATE RELEASE



                    INTERPUBLIC UPDATES STATUS OF SEC INQUIRY

NEW YORK, NY (January 17, 2003)--The Interpublic Group of Companies, Inc., (NYSE: IPG) has been advised by the Securities and Exchange Commission that the agency has issued a formal order in connection with its investigation of the company's previously announced restatement of earnings for the periods from 1996 through June 2002.

The matter has been the subject of an informal SEC inquiry.

Interpublic indicated that it has been fully cooperating with the agency and will continue to do so in order to bring the inquiry to a conclusion as promptly as possible.

Interpublic is one of the world's largest advertising and marketing organizations. Its five global operating groups are McCann-Erickson WorldGroup, the Partnership, FCB Group, Interpublic Sports and Entertainment Group and Advanced Marketing Services. Major brands include Draft Worldwide, Foote, Cone & Belding Worldwide, Golin/Harris International, NFO WorldGroup, Initiative Media, Lowe & Partners Worldwide, McCann-Erickson, Octagon, Universal McCann and Weber Shandwick.

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Contact Information

Press:                                               Investors:
Philippe Krakowsky                                   Susan Watson
(212) 399-8088                                       (212) 399-8208


Cautionary Statement

This document contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements that are not historical facts, including statements about Interpublic's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effects of national and regional economic conditions, Interpublic's ability to attract new clients and retain existing clients, the financial success of Interpublic's clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, and the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Investors should evaluate any statements made by Interpublic in light of these important factors.



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